UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10653 South River Front Parkway, Suite 300 South Jordan, UT		84095
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.

Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the production and marketing of cleaned coal, the production and marketing of hydrogen peroxide, the licensing of resid hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, hydrogen peroxide, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. In some cases, words such as “may,” ‘should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” or variations of such words and similar expressions, or the negative of such terms, may help to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking.

In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in Item 1A Risk Factors in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2009, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Item 8.01	Other Events.

On January 11, 2010, Headwaters Incorporated (the “Company”) filed a Proxy Statement with the Securities and Exchange Commission relating to its 2010 Annual Meeting of Stockholders to be held on February 25, 2010. In the Proxy Statement, the Company submitted a proposal to approve the new Headwaters 2010 Incentive Compensation Plan (“Plan”).

In response to external feedback and concerns voiced regarding the Company’s equity “burn rate” of its stock-based compensation awards, on February 17, 2010, the Company determined that it will take appropriate steps to control its equity burn rate. Equity burn rate analysis is a measure of dilution that shows how rapidly a company is using its shares reserved for equity compensation plans. This analysis is frequently used by institutional investors to determine whether they should support or reject equity compensation proposals submitted to a company’s stockholders for approval. To calculate a company’s equity burn rate percentage, the sum of the total number of shares represented by stock options and stock appreciation rights granted in a fiscal year, plus 1.5 times the total number of shares of restricted stock, restricted stock units, or other full value stock awards awarded in that year, is divided by the weighted average number of shares outstanding during that respective year. In connection with the proposed Plan approval, the Company commits to maintain an average annual equity burn rate for the fiscal years ending September 30, 2010, 2011 and 2012 not exceeding an average of 2.07% per year (which is the blended average of RiskMetrics Group’s published burn rate thresholds for 2009 and 2010), excluding equity incentives assumed in connection with any future acquisitions by the Company.

The Company also is providing additional disclosure regarding its long-term cash incentives. Historically, we have used a variety of long-term incentive vehicles, all authorized under the Headwaters Incorporated Long Term Incentive Compensation Plan (“LTIP”) approved by stockholders in 2005. These incentives utilize a combination of annual SAR grants, restricted stock grants, and long-term cash awards.

2006 Awards. Long-term cash incentives were first used in fiscal 2006, when the Compensation Committee authorized the grant of long-term incentive cash bonus awards to certain officers and employees, including the Company’s chief executive officer (“CEO”), which awards were granted under the LTIP. Participants were eligible for payment of awards at the end of and after the end of the three-year performance period ended on September 30, 2008. Based on business unit financial goals achieved during the three-year performance period as measured by economic value added (“EVA”), the maximum total payouts under the awards will not exceed $2.8 million. Because of a designed “banking” feature, only 50% of the earned payouts were paid at the end of fiscal 2008, the end of the three-year performance period. The remaining 50% are required to be paid in equal installments at the end of fiscal 2009 and fiscal 2010 provided the individuals are then current employees. The CEO did not earn any cash payment award for any period under the 2006 grants.

2009 Awards. As of the end of the 2006 awards performance period, the Compensation Committee reassessed the long-term cash incentives to account for the significant change in the business brought on by the expiration of the legacy synfuel business and employee difficulty in understanding and tracking EVA as a performance metric. In 2009, the Compensation Committee approved grants of performance unit awards to certain officers and employees, including the CEO, which awards were granted under the LTIP. The awards would have been settled in cash based on the achievement of goals tied to cumulative business unit free cash flow generated subsequent to September 30, 2008 and prior to September 30, 2028, at which time the awards would expire, if not forfeited earlier. For purposes of these awards, free cash flow is generally defined as operating income plus depreciation, amortization and goodwill impairment, reduced by capital expenditures. Payments will vest according to a predetermined schedule as free cash flow accumulates over time. These awards replaced all existing long-term cash-based awards, except for the 2006 awards described above.

As of February 17, 2010, the Compensation Committee has terminated certain 2009 awards and approved changes to all other 2009 awards. Long-term cash incentive awards to participants from the corporate business unit, including the CEO, have been terminated because the Compensation Committee determined that desired changes could not be accomplished consistent with applicable tax rules. The Compensation Committee intends to design new long-term cash incentives for corporate business unit executives with appropriate performance goals and target awards consistent with its desired changes. All other 2009 awards have been assigned five-year free cash flow performance goals, which aggregated for the two remaining business units total $850 million. Payments will vest according to a predetermined schedule as free cash flow accumulates over the five years, if at all, as follows:

Milestone 1: 20% of Performance Goal	Performance Units Vesting: 5%

Milestone 2: 40% of Performance Goal	Performance Units Vesting: 10%

Milestone 3: 60% of Performance Goal	Performance Units Vesting: 20%

Milestone 4: 100% of Performance Goal	Performance Units Vesting: 50%

Milestone 5: Continued Service through the end of the fiscal year following the fiscal year in which 100% of the Performance Goal is achieved	Performance Units Vesting: 15%

As amended, the maximum payout under the performance unit awards to all participants if all performance criteria were to be achieved by all of Headwaters’ participating business units would be approximately $37 million. As of December 31, 2009, the participating business units had achieved approximately $82 million of the $850 million free cash flow goal, in the aggregate. Under the five year performance period, business unit free cash flow generated after September 30, 2008 and before September 30, 2013 will count towards performance goals, at which time the awards expire, if not forfeited earlier.

The following table sets forth updated information concerning long-term cash incentive awards granted during fiscal 2009 to the named executives in the Proxy Statement under the LTIP, giving effect to the Compensation Committee actions detailed above.

GRANTS OF NON-EQUITY PLAN-BASED AWARDS – FISCAL 2009

		Estimated future payouts under non-equity incentive plan awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Kirk A. Benson	October 30, 2008	0	0	0
Steven G. Stewart	October 30, 2008	0	0	0
Harlan M. Hatfield	October 30, 2008	0	0	0
William H. Gehrmann, III	October 30, 2008	208,200	1,457,400	4,164,000
John N. Lawless, III	October 30, 2008	227,600	1,593,200	4,552,000
Kenneth R. Frailey	October 30, 2008	219,900	1,539,300	4,398,000

In the table above, the estimated future threshold payout represents achievement of Milestone 1 during the five-year performance period of the 2009 performance goals for the participating named executives. The estimated future target payout represents achievement of Milestone 3 or 60 percent of the performance goals, and 35 percent of the maximum award. The estimated future maximum payout represents achievement of Milestone 5 or 100 percent of the performance goal, and 100 percent of the maximum award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2010

HEADWATERS INCORPORATED (Registrant)

By:	/S/ KIRK A. BENSON
Kirk A. Benson Chief Executive Officer (Principal Executive Officer)